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                                                                    EXHIBIT 21.1

                                VTEL CORPORATION
                              LIST OF SUBSIDIARIES



      SUBSIDIARY                       LOCATION OF INCORPORATION

Compression Labs, Incorporated                Delaware
VTEL-ICS, Incorporated                        Delaware
VTEL Australia Ltd. Pty.                      Australia
CLI Belgium                                   Belgium
CLI Europe Ltd.                               United Kingdom
VTEL Europe Ltd.                              United Kingdom
VTEL Germany GmbH                             Germany
VTEL Brazil LTDA                              Brazil